Exhibit 99.1

United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended July 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(591,923)
Unrealized Gain (Loss) on Market Value of Futures	(3,293,787)
Dividend Income	90,995
Interest Income	517,660
ETF Transaction Fees	9,000
Total Income (Loss)	$(3,268,055)

Expenses
General Partner Management Fees	$155,631
Professional Fees	54,314
Brokerage Commissions	98,579
Non-interested Directors' Fees and Expenses	3,708
Prepaid Insurance Expense	2,607
NYMEX License Fee	3,891
SEC & FINRA Registration Expense	11,666
Total Expenses	$330,396
Net Income (Loss)	$(3,598,451)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/19	$324,941,153
Additions (1,900,000 Shares)	37,400,460
Withdrawals (4,100,000 Shares)	(83,611,768)
Net Income (Loss)	(3,598,451)

Net Asset Value End of Month	$275,131,394
Net Asset Value Per Share (14,184,588 Shares)	$19.40

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596